UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): 1.08.2020

Liberty Star Uranium & Metals Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-50071	90-0175540
(Commission	(IRS Employer
File Number)	Identification No.)

2 East Congress St. Ste 900, Tucson, AZ	85701
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (520) 425-1433

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	LBSR	OTCPK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

On January 8, 2020, Liberty Star Minerals (the Company) received invoices, and issued payment for the additional 13 Mineral Exploration Permits applied for on October 17, 2019. The land is contiguous with the Hay Mountain Project and equals 5,918 acres for an increased total of 12,548 acres / 19.6 sq. miles at Hay Mountain. The added land represents an 89% increase in the amount of land the Company includes as part of the Hay Mountain Project. solidifying the secured development area required for Phase 1 drilling and beyond.

Comments President/CEO Brett Gross, “Payment for this critical area was another necessary step in the Project’s development. Along with the scientific reports we have mentioned over the last couple of months, myself and the board believe we have materially enhanced the value of Hay Mountain and believe 2020 will be the year we move from surface studies to drilling and early stage development once we obtain required funding.” As published in our Social Media Release included herewith.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1 Social Media Release dated January 15, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

Dated: 1.15.2020	/s/ Brett Gross
Brett Gross, President & CEO